Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

NEWCELX LTD.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common Shares	(1)	457(o)		$	$			$
Fees Previously Paid	Equity	Warrants	(2)	457(o)
Fees Previously Paid	Equity	Units	(3)	457(o)
Fees Previously Paid	Unallocated (Universal) Shelf		(4)	457(o)		$		$75,000,000.00			$11,482.50

Total Offering Amounts:								$75,000,000.00			11,482.50
Total Fees Previously Paid:											5,552.91
Total Fee Offsets:											5,929.59
Net Fee Due:											$0.00

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Offering Note(s)

(1)	There are being registered under this registration statement such indeterminate number of securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $75,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Omitted pursuant to Rule 457(o) under the Securities Act.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Omitted pursuant to Rule 457(o) under the Securities Act.
(4)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $75,000,000.

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $5,929.59 (calculated at the fee rate in effect at the date of the registrant’s registration statement on Form F-3 filed by the Registrant with the Securities and Exchange Commission on July 16, 2020 and declared effective on February 11, 2022 (Registration No. 333-262489), or the Prior Registration Statement, which represents the portion of the registration fee previously paid with respect to $63,965,340 of unsold securities previously registered under the Prior Registration Statement).

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	NewcelX Ltd.	(1)	F-3	333-262489	02/03/2022		$5,929.59	Unallocated (Universal) Shelf	Common Shares, Warrants, Units		$63,965,340.00	$
Fee Offset Sources	NewcelX Ltd.		F-3	333-262489		02/03/2022							6,952.50

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $5,929.59 (calculated at the fee rate in effect at the date of the registrant’s Prior Registration Statement), which represents the portion of the registration fee previously paid with respect to $63,965,340 of unsold securities previously registered under the Prior Registration Statement.